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                                 Exhibit 1(10)

             (l) Form of Application Supplement for Multi-Manager
                           Commissioned Policy 33135
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PARAGON
LIFE INSURANCE COMPANY

                                 VARIABLE LIFE
                             APPLICATION SUPPLEMENT

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 1.  Proposed Insured ____________________________________________________________________________________________________________
                              Last                                    First                              MI

 2.  Date of Birth       /         /                             3.   Sex:      [_] Male                 [_] Female
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 4.  Applicant (if other than Proposed Insured) __________________________________________________________________________________
                                                          Last                          First                         MI

 5.  Owner ___________________________________         6.   Owner Social Security Number                -          -
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 7.  Net Premium Allocation (0 or minimum of 10%. Percentages must be in whole numbers and total 100%); General Account allocation may be limited or unavailable. Default is 100% Money Market Portfolio:

     [_]  (101)  Fidelity VIP Growth Portfolio....................................................................  ____________ %
     [_]  (100)  Fidelity VIP Equity-Income Portfolio.............................................................  ____________ %
     [_]  (102)  Fidelity VIP ll Index 500 Portfolio..............................................................  ____________ %
     [_]  (103)  Fidelity VIP II Contrafund Portfolio.............................................................  ____________ %
     [_]  (111)  MFS Emerging Growth Series ......................................................................  ____________ %
     [_]  (104)  Putnam VT High Yield Fund........................................................................  ____________ %
     [_]  (107)  Putnam VT New Opportunities Fund.................................................................  ____________ %
     [_]  (106)  Putnam VT Income Fund............................................................................  ____________ %
     [_]  (105)  Putnam VT Voyager Fund...........................................................................  ____________ %
     [_]  (098)  SVSI Money Market Portfolio......................................................................  ____________ %
     [_]  (099)  SVSI International Portfolio.....................................................................  ____________ %
     [_]  (108)  T. Rowe Price New America Growth Portfolio.......................................................  ____________ %
     [_]  (109)  T. Rowe Price Personal Strategy Balanced Portfolio...............................................  ____________ %
     [_]  (110)  T. Rowe Price Limited-Term Bond Portfolio........................................................  ____________ %
     [_]  (183)  General Account .................................................................................  ____________ %

 8.  Suitability Information:

     a.   Have you received a prospectus for the insurance applied for?                                       [_]Yes    [_]No
                  Date of Prospectus:       /    /
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     b.   Have you received a prospectus for the underlying funds?                                            [_]Yes    [_]No

     c.   Do you understand that:
               (i)  the death benefit and cash surrender value will increase or decrease depending in investment experience, and
               (ii) there is no guaranteed cash surrender.                                                    [_]Yes    [_]No

     d.   Do you believe that the insurance applied for meets your insurance objectives and your
          anticipated financial needs?                                                                        [_]Yes    [_]No

 9.  Signatures:  Dated at _______________________________________________ on ________________________________________________
                           City,                 State                        Month                  Day                  Year

                           _______________________________________________    ________________________________________________
                           Owner                                              Applicant

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                       This is a part of the application and will be part of the contract, if one is issued.
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